Exhibit 99.1
NEWS RELEASE

Bonanza Creek Provides Operational Update and Announces Third Quarter 2019 Conference Call

DENVER, Colorado - October 23, 2019 /Globe Newswire/ - Bonanza Creek Energy, Inc. (NYSE: BCEI) (“Bonanza Creek” or the “Company”) today provided an operations update, including preliminary third quarter 2019 results, and announced plans to host a conference call to discuss third quarter 2019 results.

Highlights for the third quarter 2019 include:

•
Average sales volumes are estimated to be 24.3 thousand barrels of oil equivalent per day (“MBoe/d”) for the quarter (57% oil), in line with Company expectations and trending to the high end of the annual guidance range of 22.0 - 24.0 MBoe/d

•
Capital expenditures for the third quarter are estimated to total $46.8 million, bringing year-to-date capital expenditures to $173.2 million, trending below the mid-point of the annual guidance range of $230 - $255 million

•
Cash general and administrative (“G&A”) expenses, which excludes stock compensation, are expected to be $3.53/Boe for the third quarter, down slightly from the second quarter and resulting in year-to-date Cash G&A of $3.92/Boe, trending below the mid-point of of the annual guidance range of $3.70 - $4.20/Boe

•
Lease operating expenses (“LOE”) are expected to be $3.00/Boe for the quarter, up slightly from the second quarter and resulting in year-to-date LOE of $2.93/Boe, trending just below the mid-point of the annual guidance range of $2.75 - $3.25/Boe

•
RMI operating expenses are expected to be $1.46/Boe for the quarter, up from the second quarter primarily as a result of planned expenses related to the Company’s new gathering pipeline, which began delivering oil and improved price realizations during the quarter

•	The Company exited the third quarter 2019 with approximately $278 million in liquidity and net debt of approximately $72 million

•	The Company posted an updated investor presentation to its website with a map highlighting the rural nature of its operations and relative lack of proximity to occupied structures

Eric Greager, the Company’s President and Chief Executive Officer commented, “The Company continues to carry forward the momentum created over the past several quarters. As expected, our Q3 sales volumes were flat with Q2, and we brought 23 gross wells to sales during Q3, which will help drive production growth in Q4. With cash costs and capex trending toward the mid-point or below and production trending to the high end of guidance, we’re focused on executing the balance of our 2019 plan while we sketch out 2020. We will look to deliver a 2020 plan that acknowledges the soft commodity price environment while balancing growth with cash flow.”

On October 17, the Colorado Oil & Gas Conservation Commission announced plans to change its Director’s Objective Criteria for heightened scrutiny of permit applications by increasing the threshold distance between proposed locations and occupied structures from 1,500 feet to 2,000 feet. Bonanza Creek does not expect the increased distance to have any impact on its pending permit applications, development plan, or well inventory. All mineral resources remain accessible with existing development practices and infrastructure.

“We believe in responsible energy development, good stewardship of the environment, and in being trustworthy citizens in the communities in which we live and operate,” added Greager.

Upcoming Events

The Company announced that it is scheduled to release its third quarter 2019 operating and financial results after market close on November 6, 2019 and will host a conference call to discuss these results the following morning, November 7, at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time). A live webcast and replay of this event will be available on the Investor Relations section of the Company’s website at www.bonanzacrk.com. Dial-in information for the conference call is included below.

The Company also announces that members of the Company’s management will attend and participate in meetings at Capital One’s 14th Annual Energy Conference in Houston on December 10-12, 2019. The Corporate Presentation used will be accessible on the Company’s website at www.bonanzacrk.com under the Investor Relations section.

Type	Phone Number	Passcode
Live participant	877-793-4362	1509458
Replay	855-859-2056	1509458

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region of the United States. The Company’s assets and operations are concentrated in rural, unincorporated Weld County within the Wattenberg Field, focused on the Niobrara and Codell formations. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include statements regarding development and completion expectations and strategy; decreasing operating and capital costs; impact of the Company's reorganization; and updated 2019 guidance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including the following: changes in natural gas, oil and NGL prices; general economic conditions, including the performance of financial markets and interest rates; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; ability to acquire adequate supplies of water; risks related to derivative instruments; access to adequate gathering systems and pipeline take-away capacity; and pipeline and refining capacity constraints. Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. We refer you to the discussion of risk factors in our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 28, 2019, our

Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 8, 2019, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on August 8, 2019, and other filings submitted by us to the Securities Exchange Commission. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, including guidance, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:
Scott Landreth
Senior Director, Finance & Investor Relations and Treasurer
720-225-6679
slandreth@bonanzacrk.com